As filed with the Securities and Exchange Commission on August 22, 1997

                                               Registration No. 333-________

       --------------------------------------------------------------

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                          ------------------------

                                  FORM S-8
           Registration Statement Under the Securities Act of 1933
                          ------------------------

                        MILLENNIUM ELECTRONICS, INC.
           (Exact name of registrant as specified in its charter)

            Nevada                                  33-0750730
-------------------------------                  ----------------
(State or other jurisdiction of                  (I.R.S. Employer
 incorporation or organization)                  Identification No.)


      31462 South Coast Highway, Suite 100, Laguna Beach, California 92677
      --------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


           MILLENNIUM MEMORY, INC. 1996-1997 STOCK INCENTIVE PLAN and MILLENNIUM ELECTRONICS, INC. 1997 INCENTIVE STOCK OPTION PLAN
         -------------------------------------------------------------
                            (Full title of the plans)


                               Troy D. Barnes
                     President and Chairman of the Board
                        Millennium Electronics, Inc.
                    31462 South Coast Highway, Suite 100
                       Laguna Beach, California  92677
                               (714) 499-0877
                     -----------------------------------
          (Name, address and telephone number of agent for service)

                              ----------------

                         Calculation of Registration Fee
--------------------------------------------------------------------------------
                                 Proposed      Proposed
Title of                         maximum       maximum
securities       Amount to       offering      aggregate          Amount of
to be            be              price per     offering           registra-
registered       registered      share         price              tion fee
--------------------------------------------------------------------------------
Common
Stock,
$0.01 par        1,195,144       $2.00(2)      $3,390,288(2)      $1,030(3)
value            Shares (1)      $3.00(2)
--------------------------------------------------------------------------------

(1) Pursuant to Rule 416, this Registration Statement also covers such additional securities as may become issuable pursuant to the adjustment provisions of the Millennium Electronics, Inc. 1997 Incentive Stock Option Plan.

(2) Estimated solely for purposes of calculating the registration fee; 195,144 shares at $2.00 per share and 1,000,000 shares at $3.00 per share.

(3) The registration fee has been calculated pursuant to Rule 457(h) based on the price at which the options may be exercised.












                           Exhibit Index on Page 9

                                   PART I
            INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.     Plan Information*

Item 2.     Registrant Information*

----------------
* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with the Note to Part I of Form S-8.


                                   PART II
             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

      The following documents filed with the Commission by Millennium Electronics, Inc. or its predecessor, Beacon Capital Investment, Inc. (together, the "Company" or the "Registrant"), are hereby incorporated by reference:

            (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1996.

            (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the document referred to in
(a) above.

            (c) The description of the Company's Common Stock which is contained in the Company's registration statement on Form 8-A dated
May 2, 1997 and filed May 5, 1997 under the Exchange Act.

            (d) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Copies of these documents will not be filed with this registration statement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that such statement is modified or superseded by a subsequently filed document which also is or is deemed to be incor porated by reference herein. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement except as so modified or superseded.

Item 4.     Description of Securities.

      Not Applicable.

Item 5.     Interests of Named Experts and Counsel.

      Not Applicable.

Item 6.     Indemnification of Directors and Officers.

            Section 78.751 of the Nevada General Corporation Law (the "Act"), Article XI of the Company's Articles of Incorporation and
Article V of the Company's Bylaws relate to the indemnification of the Company's directors and officers, among others, in a variety of circumstances against liabilities arising in connection with the performance of their duties.

            The Act permits indemnification of directors and officers acting in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company (and, with respect to a criminal proceeding, if they have no reasonable cause to believe their conduct to be unlawful) against (i) expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit, or proceeding (other than an action by or in the right of the Company) arising out of a position with the Company (or with some other entity at the Company's request) and (ii) amounts paid in settlement and expenses (including attorneys' fees) actually and reasonably incurred in connection with a threatened, pending, or completed action or suit by or in the right of the Company, unless the director or officer is found liable to the Company and an appropriate court does not determine that he or she is nevertheless fairly and reasonably entitled to indemnification.

            The Act requires indemnification for expenses to the extent that a director or officer is successful on the merits in defending against any such action, suit or proceeding. The Act requires in general that the indemnification provided for in (i) and (ii) above be made only upon a determination that indemnification is proper in the circumstances by the shareholders or by a majority vote of a quorum of the Board of Directors who were not parties or threatened to be made parties to the action, suit or proceeding, or, if a quorum or a majority thereof cannot be obtained, by independent legal counsel. In certain circumstances, the Act further permits advances to cover such expenses before a final determination that indemnification is permissible, upon receipt of an undertaking by or on behalf of the director or officer to repay such amounts if it is ultimately determined by a court that they are not entitled to indemnification.

            Indemnification under the Act is not exclusive of other rights in indemnification to which a person may be entitled under the Company's

Articles of Incorporation, Bylaws, contractual agreement, or vote of the shareholders or disinterested directors or otherwise unless his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material. The Act permits the Company to purchase insurance on behalf of its directors and officers against liabilities arising out of their positions with the Company whether or not such liabilities would be within the foregoing indemnification provisions.

            Article XI of the Company's Articles of Incorporation requires the Company, to the fullest extent permitted by the provisions of
Section 78.751 of the Act, as the same may be amended and supplemented, to indemnify any and all persons whom it shall have the power to indemnify under the Act from and against any and all of the expenses, liabilities, or other matters referred to in or covered by Section 78.751 of the Act. The indemnification provided for in that Section XI is not exclusive of any other rights to which those indemnified may be entitled under the Bylaws, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding an office with the Company, and continues as to a person who has ceased to be a director, officer, employee, or agent and inures to the benefit of the heirs, executors, and administrators of such a person.

            Section 5.1 of the Company's Bylaws requires the Company to indemnify any individual made a party to a proceeding because he is or was a director of the Company, against liability incurred in the proceeding, but only if the Company has authorized the payment in accordance with Section 78.751 of the Act and a determination has been made in accordance with the procedures set forth in that section that the director has demonstrated that he conducted himself in good faith; he reasonably believed that his conduct was in, or not opposed to, the Company's best interests; and in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. The Company, however, may not indemnify a director in connection with a proceeding by or in the right of the Company in which the director is adjudged liable to the Company; or in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in his official capacity, in which he is adjudged liable on the basis that personal benefit was improperly received by him.

            The indemnification permitted under Section 5.1 of the Company's Bylaws in connection with a proceeding by or in the right of the Company is limited to reasonable expenses incurred in connection with the proceeding.

            Under Section 5.2 of the Company's Bylaws, if a determination is made, following the procedures of Section 78.751 of the Act, that a director has met the following requirements, and if properly authorized, then unless otherwise provided in the Articles of Incorporation, the Company shall pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:

                  l.    The director furnishes the Company a
      written affirmation of his good faith belief that he has met the standard of conduct described in Section 5.1 of the Bylaws;

                  2.    The director furnishes the Company a
      written undertaking, executed personally or on his belief, to repay the advance if it is ultimately determined that he did not meet the standard of conduct (which undertaking must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment); and

                  3. A determination is made that the facts then known to those making the determination would not preclude indemnification under Section 5.1 of the Bylaws or under the Act.

            Under Section 5.3 of the Bylaws, unless otherwise provided in the Articles of Incorporation, the Board of Directors may indemnify and advance expenses to any officer, employee, or agent of the Company, who is not a director of the Company, to any extent consistent with public policy, as determined by the general or specific action of the Board of Directors.


Item 7.     Exemption From Registration Claimed.

      Not Applicable.

Item 8.     Exhibits.

      The following exhibits are filed herewith:

            4.1   Millennium Memory, Inc. 1996-7 Stock Incentive Plan

            4.2   Millennium Electronics, Inc. 1997 Incentive Stock Option
                  Plan.

            5.1   Opinion regarding legality.

            23.1  Consent of accountants

            23.2  Consent of counsel (included in Exhibit 5.1).

Item 9.     Undertakings.

      (1)   The undersigned Company hereby undertakes:

            (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (2) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Company's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy
as expressed in the Act and is, therefore, unenforceable.   In the event
that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, in the capacities indicated, thereunto duly authorized, in the City of Laguna Beach, State of California, on this 29th day of July, 1997.

                              Millennium Electronics, Inc.


                              By    /s/Troy D. Barnes
                                    ------------------------
                                    Troy D. Barnes
                                    President


      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the 29th day of July 1997.

Signature                     Title
---------                     -----

/s/ Troy D. Barnes            Chairman of the Board,
-----------------------       President and Secretary
Troy D. Barnes                and Director (Principal
                              Executive Officer)


/s/ Daniel H. Glick           Director
-----------------------
Daniel H. Glick


/s/ Celeste Barnes            Chief Financial Officer
-----------------------       (Principal Financial and
Celeste Barnes                Accounting Officer)

                                EXHIBIT INDEX

Exhibit
Number              Description                                  Page
------              -----------                                  ----
 4.1                Millennium Memory, Inc. 1996-7
                    Stock Incentive Plan                          10


 4.2                Millennium Electronics, Inc.
                    1997 Incentive Stock Option
                    Plan.                                         13

 5.1                Opinion regarding legality.                   24

23.1                Consent of accountants.                       26

23.2                Consent of counsel (included in
                    Exhibit 5.1).

                                 EXHIBIT 4.1

                           MILLENNIUM MEMORY, INC

                       1996-1997 STOCK INCENTIVE PLAN



ELIGIBILITY:          All employees (except Troy, Celeste and Brad
                      Barnes) in the employ of the Company on
                      September 30, 1997 who have been employed for more than 90 days as of that date, Gail
                      Campbell and Mike Ellzey.

SHARES SUBJECT        65,048 of shares of the common stock of
TO PLAN:              Beacon Capital Investment, Inc. will be
                      reserved for issuance to participating
                      employees and consultants each time the
                      Company, in 1996, and Beacon, in 1997,
                      achieves one of the pre-tax earning levels for the periods indicated below, provided the Merger with Beacon becomes effective:

                      Pre-Tax
                      Earnings Level        Target Date
                      --------------        -----------

                      $700,000              For the year ending 12/31/96
                      $200,000              For the 3 months ending 3/31/97
                      $220,000              For the 3 months ending 6/30/97
                      $250,000              For the 3 months ending 9/30/97

                      For purposes of determining pre-tax earnings under the Stock Plan, shares to be issued pursuant to the Company's Stock Plan will not be included as an expense.

DIVISION OF           40% of all shares subject to the Plan will be
SHARES BETWEEN        reserved for issuance to sales employees,
SALES AND             while the balance will be reserved for
OTHERS:               issuance to the Company's other employees and
                      participating consultants.

LONGEVITY             If the following individuals remain in the
BONUS:                employ of the Company or on September 30,
                      1997, 1,000 shares of common stock will be issued to them in the fourth quarter of 1997:
                      Tim Anderson, Dustin Mudd, Roy Rodman, Sharry
                      Reineck, Stuart Jeffries, Mike Edman, Mike
                      Kelly, Mark Pftuzenreuter, Dan Rickabus, and
                      Don Ruiz. 1,000 shares of common stock will also be issued to Gail Campbell if she is either employed by the Company or remains under contract as a consultant on September 30, 1997.

PERFORMANCE           Sales Employees:  Each sales employee in the
BONUS:                employ of the Company on September 30, 1997
                      who has been employed by the Company for more than 90 days on that date shall receive that number of shares of common stock equal to
                      (1) the total number of shares reserved under the plan for sales employees (40% of the total) less the Longevity Bonus shares issued to Messrs. Edman, Kelly, Pftuzenreuter,
                      Rickabus, and Ruiz multiplied by (2) a
                      fraction the numerator of which is the amount of all commissions earned by that employee for the period from October 1, 1996 through September 30, 1997 (excluding draws) and the denominator of which is all commissions earned by all sales employees (excluding that earned by Troy or Brad Barnes) for the period from October 1, 1996 through September 30,
                      1997 (excluding draws), in each case
                      excluding all commissions earned with respect to the first 90 days of an employee's employment with the Company.

                      All Other Employees: Each employee not in sales who is in the employ of the Company on September 30, 1997 and who has been employed by the Company for more than 90 days on that date, Gail Campbell and Mike Ellzey shall each receive that number of shares of common stock equal to (1) the total number of shares reserved under the plan for other than sales employees (60% of the total) less the Longevity Bonus shares issued to Tim Anderson, Dustin Mudd, Roy Rodman, Sherry Reineck, Stuart Jeffries and Gail Campbell multiplied by (2) a fraction the numerator of which is the amount of all compensation paid to that employee or consultant for the period from October 1, 1996 through September 30, 1997 (including salary, hourly compensation, overtime and bonuses paid during the period) and the denominator of which is all compensation paid to all employees not in sales (excluding that earned by Troy or Celeste Barnes) and that paid to Gail Campbell and Mike Ellzey for the period from October 1, 1996 through September 30, 1997, in each case excluding all compensation earned with respect to the first 90 days of an employee's employment with the Company.

                                 EXHIBIT 4.2


                        MILLENNIUM ELECTRONICS, INC.
                      1997 INCENTIVE STOCK OPTION PLAN


      1.    THE PLAN.

            1.1  Purpose.

            The purpose of this 1997 Stock Option Plan (the "Plan") is to promote the success of the Corporation by providing equity incentives to attract, motivate and retain key personnel. Capitalized terms are defined in Article 4.

            1.2  Administration.

                  1.2.1 Board. This Plan shall be administered by the Board, acting by at least a majority vote of the authorized number of directors unless otherwise explicitly provided herein. The Board may delegate administrative functions to third parties, including employees of the Corporation. All actions of the Board are subject to this Plan.

                  1.2.2  Powers of Board.  The Board has authority to
(a) construe and interpret this Plan and any related agreements,
(b) further define the terms used in this Plan, (c) prescribe, amend and rescind rules and regulations relating to the administration of this Plan, (d) establish and modify the terms of Option Agreements including, but not limited to, restrictions on transfer and repurchase rights,
(e) determine events of termination of employment and the effect, if any, on a Participant's rights from leaves of absence and (f) make all other determinations necessary or advisable for the administration of this Plan. The determination of the Board on any of the foregoing matters shall be conclusive.

                  1.2.3 Binding Determinations. Any action taken by, or inaction of, the Corporation or the Board relating to this Plan is within the absolute discretion of that group or entity. No member of the Board, or officer or employee of the Corporation or any Affiliate, will be liable for any such action or inaction. In determining whether to take any action permitted under the Plan, the Corporation or the Board may rely upon the advice of counsel, accountants, appraisers and other experts, and its determination shall be conclusive.

            1.3  Participation.

            Options may be granted only to Eligible Persons. An Eligible Person who has been granted an Option may, if otherwise eligible, be granted additional Options.

            1.4  Shares Subject to the Plan.

                  1.4.1 Number of Shares. The aggregate number of Shares that may be issued pursuant to all Options may not exceed 1,000,000 Shares. The foregoing limit is subject to adjustment under Section 3.2. Shares may be issued for any lawful consideration.

                  1.4.2 Calculation of Available Shares and Replenishment. If any Option lapses or terminates without having been exercised in full, the unpurchased, unvested or undelivered Shares will again be available for purposes of this Plan. The foregoing sentence does not apply to Shares withheld under Section 3.5.

            1.5  Grant of Options.

            The Board will determine the Eligible Persons to whom Options will be granted, the terms and conditions of Options (which need not be identical) and the number of Shares subject to each Option. Each Option will be evidenced by an Option Agreement the form of which must be approved by the Board. The grant of an Option is made on the Grant Date, unless the Board specifies a later date.

            1.6  Exercise of Options.

            An exercisable Option will be deemed to be exercised when the President of the Corporation receives an executed Exercise Agreement from the Participant, together with payment of any required Purchase Price in accordance with Section 1.7. Options are exercisable only for whole shares. Fractional shares will be disregarded for all purposes under this Plan.

            1.7  Payment Forms.

            The Purchase Price of each Option must be paid in full at the time of each purchase in one or a combination of the following methods, to the extent authorized by the Board or set forth in the Option
Agreement: (a) wire transfer or cashier's check payable to the Corporation, or (b) if the Board then approves, by shares of Common Stock of the Corporation already owned by the Participant. Shares used to satisfy the Purchase Price will be valued at their Fair Market Value on the exercise date.

      2.    OPTIONS.

            2.1  Incentive Stock Options Only.

            Each Option granted under this Plan shall be an ISO and will be so designated in the Option Agreement, which shall include the provisions of Appendix A, incorporated herein by this reference.

            2.2  Option Price.

            The Purchase Price per Share covered by each Option will not be less than 100% (110% in the case of a Participant described in Section 2.8) of the Fair Market Value of the Common Stock determined by the Board at the time of the grant of the Option.

            2.3  Option Period.

            Each Option will expire on a date determined by the Board, but not later than 10 years after the Grant Date, and will be subject to earlier termination as set forth in this Plan or the Option Agreement.

            2.4  Vesting.

            Each Option shall become vested in whole or in part, on the date or dates specified in the Option Agreement.

            2.5  Time of Exercise.

            Each Option may become exercisable in whole or in part, to the extent then vested, on the date or dates specified in the Option
Agreement and thereafter will remain exercisable until the earlier of the expiration or termination of the Option, or as otherwise set forth in the Option Agreement or this Plan.

            2.6  Other Limitations on Options.

            At least 10 Shares must be purchased at any one time unless the number purchased is the total number at the time available for purchase under the Option.

            2.7  Limitations on Grant and Terms of Incentive Stock Options.

                  2.7.1 $100,000 Limit. To the extent that the aggregate "Fair Market Value" of stock with respect to which ISOs first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to ISOs under this Plan and stock subject to ISOs under all other plans of the Corporation or any Parent, such options shall be treated as NQSOs. For this purpose, the "Fair Market Value" of the stock subject to options shall be determined as of the date the options were awarded. In reducing the number of options treated as incentive stock options to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Board may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an ISO.

                  2.7.2 Other Code Limits. ISOs may only be granted to Eligible Persons of the Corporation or an Affiliate that satisfies the other eligibility requirements of the Code. There shall be imposed in any Option Agreement relating to ISOs such other terms and conditions as from time to time are required in order that the Option be an "incentive stock option" as that term is defined in Section 422 of the Code.

            2.8  Limits on 10% Holders.

            No ISO may be granted to any person who, at the time the Option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such Option is at least 110% of the Fair Market
Value of the stock subject to the Option and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

      3.    OTHER PROVISIONS.

            3.1  Rights of Eligible Persons, Participants and
                 Beneficiaries.

                  3.1.1 Limitations on Transferability. Amounts payable or Shares deliverable pursuant to an Option will be paid or delivered only to a Participant or, if a Participant dies, to the Participant's Beneficiary. If a Personal Representative has been appointed for a Participant, payment or delivery will be made to the Personal Representative. Other than by will or the laws of descent and distribution or other exception to transfer restrictions expressly authorized by the Board in the Option Agreement, no Option, benefit payable or Shares deliverable under, or interest in, this Plan or in any Option shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempted action or transfer to that end shall be void. No such benefit or interest shall be, in any manner, liable for, or subject to, debts, contracts, liabilities, engagements or torts of any Eligible Person, Participant or Beneficiary. The Board shall disregard any attempted transfer, assignment or other alienation prohibited by the preceding sentence or other applicable law and shall pay or deliver any cash or Shares only in accordance with this Plan.

                  3.1.2 No Trust or Fund. No Participant, Beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including Shares) of the Corporation by reason of any Option. Neither the provisions of this Plan (or of any documents related hereto), nor the creation or adoption of this Plan, nor any action taken pursuant to this Plan, shall create a trust of any kind or a fiduciary relationship between the Corporation and any Participant, Beneficiary or other person. If a Participant, Beneficiary or other person acquires a right to receive anything other than Shares upon exercise of an Option, such right will be no greater than the right of any unsecured general creditor of the Corporation

            3.2 Adjustments Upon Changes in Capitalization; Acceleration; Possible Early Termination of Options.

                  3.2.1 Adjustments. If the outstanding Shares are changed into or exchanged for cash or a different number or kind of shares or securities of the Corporation or of another issuer, or if additional
Shares or new or different securities are distributed with respect to the outstanding Shares, through a reorganization or merger to which the Corporation is a party, or through a combination, consolidation, recapitalization, reclassification, stock split, stock dividend, reverse stock split, stock consolidation or other capital change or adjustment, the Board shall provide (but only to the extent it deems equitable and appropriate or otherwise necessary to qualify the Options granted hereunder as ISO's) for an adjustment in the number and kind of Shares or other consideration that is subject to or may be delivered under this Plan and pursuant to outstanding Options and in the exercise price (and other terms, in the discretion of the Board, necessarily affected by such change) of outstanding Options.

                  3.2.2 Acceleration. Upon the occurrence of an Event, each Option shall become immediately vested and exercisable unless the Option provides otherwise by its terms. The Board may accord any Participant a right to refuse any acceleration, whether pursuant to the Option Agreement or otherwise.

                  3.2.3 Possible Early Termination of Options. If any Option has been fully accelerated as permitted by Section 3.2.2, and if such Option is not exercised prior to (a) a dissolution of the Corporation, or (b) a reorganization event described in Section 3.2.1 that the Corporation does not survive, or (c) the consummation of reorganization event described in Section 3.2.1 that results in an Event approved by the Board, and no provision has been made for the substitution, exchange or other settlement of such Option, such Option shall thereupon terminate.

            3.3  Termination of Employment.

                  3.3.1 Options. The Board shall establish in respect of each Option granted to an Eligible Person the effect of a Termination of Employment on the rights and benefits thereunder and in so doing may make distinctions based upon the cause of termination. All Options, whether vested or not, shall be subject to earlier termination under Section 3.2 and the specific terms of the Option Agreement.

                  3.3.2 Adjustments to Exercisable Portion. Upon a Participant's Termination of Employment for any reason other than for

Cause, the Board, by unanimous vote, may increase the portion of a Participant's Option that is then vested and/or exercisable to the Participant, or Participant's Beneficiary or Personal Representative, as the case may be, or extend exercisability provisions, upon such terms as the Board unanimously determines.

            3.4  Government Regulations.

            This Plan, the granting, vesting and exercisability of Options, the issuance or transfer of Shares, and the payment of money pursuant thereto are subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency that may, in the judgment of the Board, be necessary or advisable. Without limiting the generality of the foregoing, no Options may be granted, and no Shares will be issued pursuant to any such Option, unless and until, in each such case, all legal requirements applicable to the grant or issuance have been complied with. In connection with any stock issuance or transfer, the person acquiring the Shares must, if requested, give assurances satisfactory to the Board in respect of such matters as the Board deems desirable to assure compliance with all applicable legal requirements (including but not limited to federal and state securities law matters). A Participant will not be entitled to the privilege of stock ownership as to any Shares not actually issued to such Participant.

            3.5  Tax Withholding.

                  3.5.1 Withholding Obligation. Upon and as a condition precedent to any exercise, vesting, or payment of any Option, the Corporation may to the extent required under the Code or other applicable law require payment through cash withholding or (if withholding would not timely discharge the obligation) by cashier's check payable to the Corporation of the amount of any taxes that the Corporation may be required to withhold with respect to such transaction. If a tax is required to be withheld in connection with the issuance or transfer of Shares, the Participant may elect, subject to prior Board approval, to have the Corporation reduce the number of such Shares issued or transferred by the number of Shares (valued at Fair Market Value) necessary to accomplish such withholding.

            3.6  Amendment, Termination and Suspension.

                  3.6.1 Amendment, Termination and Suspension. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No Options may be granted during the suspension of this Plan or after termination of this Plan. The Board may make other changes to the terms and conditions of Options, subject to
Section 3.6.3.

                  3.6.2 Shareholder Approval. If an amendment to this Plan would (a) materially increase the benefits accruing to any Participant,

(b) increase the aggregate number of Shares that may be issued under this Plan, (c) modify the requirements of eligibility for participation in this Plan, or (d) otherwise constitute a modification, extension or renewal of the Plan or an Option under Section 424(b) of the Code, the amendment shall be approved by the holders of not less than 3/4 of the outstanding voting shares of the Corporation.

                  3.6.3  Effect on Outstanding Options.  Notwithstanding
Section 3.6.1, no amendment, suspension or termination of this Plan, or change of or affecting any outstanding Option shall affect, in any materially adverse manner, the rights or benefits of any Participant or the obligations of the Corporation under any Option granted under this Plan prior to the effective date of such change without the consent of such Participant. Changes under Section 3.2 shall not be deemed to be amendments requiring a Participant's consent.

            3.7  Effective Date of the Plan.

            This Plan will be effective upon its approval by the Board, subject to approval by holders of at least 3/4 of the voting shares of the Corporation within twelve months after the date of such Board approval.

            3.8  Term of the Plan.

            Unless previously terminated by the Board, this Plan will terminate at the close of business on the date which is the day before the 10th anniversary of the adoption of the Plan by the Board, and no Option may be granted under this Plan after that date. Unless otherwise expressly provided in this Plan or in an applicable Option Agreement, any Option theretofore granted may extend beyond such date, and all authority of the Board with respect to Options hereunder, including its authority to amend an Option, shall continue during any suspension of this Plan and in respect of outstanding Options on that date.

            3.9  Governing Law.

            This Plan and all documents related hereto shall be governed by, and construed in accordance with, the laws of the State of California. If any provision is held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan will continue to be fully effective. If any provision of this Plan or any related document would otherwise frustrate or conflict with the intent expressed above, that provision to the extent possible shall be interpreted and deemed amended to avoid such conflict.

      4.    DEFINITIONS.

            4.1  Definitions.

            "Affiliate" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

            "Beneficiary" means the person(s) or trust(s) entitled by will or the laws of descent and distribution to receive the benefits specified under this Plan if a Participant dies.

            "Board" means the Board of Directors of the Corporation.

            "Cause" means that the Board, acting in good faith, determines that the Participant has: (1) continued in a breach of his duties and responsibilities to the Corporation (other than as a result of incapacity due to the Employee's disability) after having been provided with written notice of such breach and a reasonable opportunity to cure such breach;
(2) habitually neglected his duties and responsibilities to the Corporation (other than as a result of incapacity due to the Employee's disability) after having been provided with written notice of such neglect, (3) become disabled, or (4) been convicted of a felony crime involving moral turpitude.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            "Commission" means the Securities and Exchange Commission.

            "Common Stock" means the common stock of the Corporation.

            "Corporation" means Millennium Electronics, Inc., a Nevada corporation, and its successors, and any Affiliate.

            "Eligible Person" means an Employee.

            "Employee" means any person, including Officers and Directors, employed by the Corporation or any Affiliate. Neither service as a Director nor payment of a director's fee by the Corporation shall be sufficient to constitute "employment" by the Corporation.

            "Event" means any of the following:

                  (a) Approval by the shareholders of the Corporation of the dissolution or liquidation of the Corporation; or

                  (b) Approval by the shareholders of the Corporation of an agreement to merge or consolidate, or otherwise reorganize, with or into one or more entities that are not Subsidiaries or Parents, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity immediately after the reorganization are, or will be, owned, directly or indirectly, by shareholders of the Corporation immediately prior to such reorganization; or

                  (c) Approval by the shareholders of the Corporation of the sale of substantially all of the Corporation's business and/or assets to a person or entity which is not an Affiliate; or

                  (d) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act but excluding any person described in and satisfying the conditions of Rule 13d-1(b)(1) thereunder), other than a person who is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the outstanding shares of Common Stock at the time of the adoption of the Plan (or a successor, heir, descendant or related party of or to any such person), becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing more than 50% of the combined voting power of the Corporation's then outstanding securities entitled to then vote generally in the election of directors of the Corporation.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Exercise Agreement" means a written agreement, approved by the Board, setting forth the terms and conditions of the exercise of an Option.

            "Fair Market Value" on any specified date shall mean the fair value of such Shares on such date calculated in the following manner:

                  (a) if the Corporation does not have a class of equity securities which is registered under Section 12 of the Exchange Act, or the NASD or a similar organization does not furnish the mean between the bid and asked prices for the Common Stock on such date, the fair value of the Common Stock as of the date of determination, on a consolidated, fully diluted basis assuming the exercise of all outstanding options and rights (whether or not vested), in good faith by an independent third party mutually agreed to by the Eligible Person and the Corporation, based on the most recent available quarterly financial statements of the Corporation and such other factors (including but not limited to the liquidity of the Common Stock (and recent trading if any therein), material developments subsequent to the end of the period covered by such financial statements, developments in the Corporation's business, and general or specific industry and economic developments) as the determining body may deem relevant for such purposes; or

                  (b) if the Corporation has a class of equity securities which is registered under Section 12 of the Exchange Act: (A) if the stock is listed or admitted to trade on a national securities exchange, the closing price of the stock on the Composite Tape, as published in the Western Edition of the Wall Street Journal, of the principal national securities exchange on which the stock is so listed or admitted to trade, on such date, or, if there is no trading of the stock on such date, then the closing price of the stock as quoted on such Composite Tape on the next preceding date on which there was trading in such shares; (B) if the stock is not listed or admitted to trade on a national securities exchange, the last price for the stock on such date, as furnished by the National Association of Securities Dealers, Inc. ("NASD") through the NASDAQ National Market Reporting System or a similar organization if the NASD is no longer reporting such information; (C) if the stock is not listed or admitted to trade on a national securities exchange and is not reported on the National Market Reporting System, the mean between the bid and asked price for the stock on such date, as furnished by the NASD or a similar organization.

            "Grant Date" means the date upon which the Board took the action granting an Option or such later date as may be set by the Board.

            "ISO" means an incentive stock option within the meaning of
Section 422 of the Code.

            "NQSO" means an option that is not an ISO.

            "Option" means an option to purchase Shares under this Plan.

            "Option Agreement" means a written agreement, approved by the Board, setting forth the terms of an Option.

            "Participant" means an Eligible Person who has been granted an Option.

            "Personal Representative" means the person or persons who, upon the Total Disability or incompetence of a Participant, has lawfully acquired on behalf of the Participant the power to exercise the rights and receive the benefits specified in this Plan.

            "Purchase Price" means the exercise price, if any, payable by the Participant to the Corporation upon exercise of an Option in accordance with the applicable Option Agreement and Exercise Agreement; provided, however, that such exercise price shall not be less than the minimum lawful consideration required under Nevada law.

            "Shares" means shares of the Corporation's Common Stock.

            "Subsidiary" means any corporation or other entity a majority or more of the outstanding voting stock or voting power of which is beneficially owned directly or indirectly by the Corporation.

            "Termination of Employment" means any termination (by reason of death, Total Disability, or any other reason whatsoever, either with or without cause, unless otherwise specified) of a Participant's employment with the Corporation or an Affiliate where the Participant no longer performs services for the Corporation or an Affiliate as an employee, officer, director. Termination of Employment is not deemed to occur if the Participant, after terminating service in one capacity, continues to provide service to the Corporation or an Affiliate in another authorized capacity. If an entity ceases to be an Affiliate, such action will be deemed for purposes of this Plan to be a Termination of Employment of each Eligible Person of that entity who does not continue as an Eligible Person of the Corporation or another Affiliate.

            "Total Disability" means a "permanent and total disability" within the meaning of Section 22(e)(3) of the Code and such other disabilities, infirmities, afflictions, or conditions as the Board may include.

                                    EXHIBIT 5.1

                           Opinion regarding legality

                     SHEPPARD, MULLIN, RICHTER & HAMPTON LLP
                         A Limited Liability Partnership
                       Including Professional Corporations
                                Attorneys at Law
                    333 South Hope Street, Forty-Eighth Floor
                          Los Angeles, California 90071
                            Telephone (213) 620-1780
                                      -----
                            Facsimile (213) 620-1398
                                      -----


                                 August 18, 1997


Millennium Electronics, Inc.
31642 South Coast Highway, Suite 100
Laguna Beach, CA  92699

Ladies and Gentlemen:

            This opinion is rendered in connection with the filing of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, relating to the offer of up to 1,195,144 shares of Common Stock of the Company which are being registered for issuance in connection with the Millennium Memory, Inc. 1996-1997 Stock Incentive Plan and the Millennium Electronics, Inc. 1997 Incentive Stock Option Plan (the "Plans").

            In the preparation of this opinion, we have examined or caused to be examined originals or copies of such documents as we have deemed necessary or advisable in order to render the opinion set forth below. In rendering the opinion set forth below, we have assumed:

            a. The genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies, and the authenticity of all such originals.

            b. The due authorization, execution and delivery of the Registration Statement and the documents and instruments referred to therein by and on behalf of all parties thereto.

            c. The issuance of Common Stock in accordance with the terms of the Plans.

Millennium Electronics, Inc.
August 18, 1997
Page 2

            On the basis of the foregoing and subject to the qualifications and limitations set forth below, it is our opinion that the Common Stock covered by the Registration Statement, when issued and paid for in accordance with the Plans, will be legally issued, fully paid and non-assessable.

            This opinion speaks only as of the date hereof and is based solely upon the existing laws of the United States, and the general corporation laws of the State of California and the State of Nevada, and we express no opinion, and none should be inferred, as to any other laws.

            This opinion may not be relied upon by any other person or for any other purpose, nor may it be quoted from or referred to, or copies delivered to any other person, without our prior written consent. We hereby consent to the inclusion of this opinion as an exhibit in the Registration Statement.

                                    Respectfully submitted,



                                   /s/ SHEPPARD, MULLIN, RICHTER & HAMPTON LLP

                                   EXHIBIT 23.1

                                                                 TANNER+Co.
                                               Certified Public Accountants
                                              675 East 500 South, Suite 640
                                                 Salt Lake City, Utah 84102
                                                   Telephone (801) 532-7444
                                                         Fax (801) 532-4911

                                                 A Professional Corporation



                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------



     We consent to the incorporation by reference in this Registration Statement of Millennium Electronics, Inc. on Form S-8 of our report dated October 7, 1996, appearing in the Annual Report on Form 10-KSB of Beacon Capital Investment, Inc. for the period ended September 30, 1996.




                                   /s/ Tanner & Co.




Salt Lake City, Utah
August 15, 1997